EXHIBIT 99.1

Contacts:
PR/Media Inquiries: Sarah Comstock Merit Medical	Investor Inquiries: Mike Piccinino, CFA, IRC Westwicke - ICR
+1-801-432-2864	+1-443-213-0509
sarah.comstock@merit.com	mike.piccinino@westwicke.com

FOR IMMEDIATE RELEASE

MERIT MEDICAL ANNOUNCES PRELIMINARY UNAUDITED REVENUE FOR THE

YEAR ENDED DECEMBER 31, 2024 AND PLANS TO ANNOUNCE FOURTH QUARTER AND YEAR END 2024 RESULTS AND ISSUE FISCAL YEAR 2025 GUIDANCE ON FEBRUARY 25, 2025

●	2024 preliminary unaudited revenue in the range of approximately $1.355 billion - $1.357 billion, up approximately 7.7% - 7.9% year-over-year
●	2024 preliminary constant currency revenue* increased in the range of approximately 8.4% - 8.6% year over year
●	2024 financial results and 2025 guidance to be released February 25, 2025

* Constant currency revenue is a non-GAAP financial measure. A reconciliation of this financial measure to its most directly comparable GAAP financial measure is included under the heading “Non-GAAP Financial Measure” below.

SOUTH JORDAN, Utah, January 13, 2025 -- Merit Medical Systems, Inc. (NASDAQ: MMSI), a leading global manufacturer and marketer of healthcare technology, today announced preliminary unaudited revenue in the range of approximately $1.355 to $1.357 billion for the year ended December 31, 2024, a projected increase of approximately 7.7% to 7.9% compared to revenue reported for the year ended December 31, 2023. Preliminary constant currency revenue for the year ended December 31, 2024, increased in the range of approximately 8.4% to 8.6% compared to the prior year period.

Merit plans to announce its financial results for the quarter and year ended December 31, 2024, and issue fiscal year 2025 guidance after the close of the stock market on Tuesday, February 25, 2025. Merit plans to hold its investor conference call on the same day (Tuesday, February 25, 2025) at 5:00 p.m. Eastern (4:00 p.m. Central, 3:00 p.m. Mountain, and 2:00 p.m. Pacific).

To access the conference call, please pre-register using the following link. Registrants will receive confirmation with dial-in details.

A live webcast and slide deck can be accessed using this link. A link to both register for the conference call and view the webcast will be made available at www.merit.com.

Non-GAAP Financial Measure

Although Merit’s financial statements are prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”), Merit’s management believes that the non-GAAP financial measure of constant currency revenue referenced in this release may provide investors with useful information regarding the underlying business trends and performance of Merit’s ongoing operations and can be useful for period-over-period comparisons of such operations.

Merit’s management team uses this non-GAAP financial measure to evaluate Merit’s financial performance generally, to compare operating and financial results to prior periods, to evaluate changes in the results of its operating segments, and to measure and allocate financial resources internally. However, Merit’s management does not consider this non-GAAP measure in isolation or as an alternative to measures determined in accordance with GAAP.

Readers should consider the non-GAAP measure used in this release in addition to, not as a substitute for, financial reporting measures prepared in accordance with GAAP. This non-GAAP financial measure generally excludes some, but not all, items that may affect Merit’s revenue. In addition, it is subject to inherent limitations as it reflects the exercise of judgment by management about which items are excluded. The non-GAAP financial measure used in this release may not be comparable with similarly titled measures of other companies. Merit urges readers to review the reconciliation of the non-GAAP financial measure to its most directly comparable GAAP financial measure included herein, and not to rely on any single financial measure to evaluate Merit’s business or results of operations.

Constant Currency Revenue

Merit’s constant currency revenue is prepared by converting the current-period preliminary unaudited revenue of subsidiaries whose functional currency is a currency other than the U.S. dollar at the applicable foreign exchange rates in effect during the comparable prior-year period and adjusting for the effects of hedging transactions on preliminary unaudited revenue, which are recorded in the U.S. dollar. The preliminary constant currency revenue adjustment of $7.9 million to preliminary unaudited revenue for the twelve-month period ended December 31, 2024 was calculated using the applicable average foreign exchange rates for the twelve-month period ended December 31, 2023.

Non-GAAP Financial Measure Reconciliation

The following table sets forth supplemental financial data and corresponding reconciliation of non-GAAP preliminary constant currency revenue to Merit’s corresponding financial measure prepared in accordance with GAAP for the twelve-month period ended December 31, 2024.

Reconciliation of Preliminary Unaudited Revenue Range to Preliminary Constant Currency Revenue Range (Non-GAAP)

(Unaudited; in thousands except percentages)

		Year Ended
		December 31,
	% Change (a)	2024	2023
Preliminary Unaudited Revenue Range	7.7 – 7.9%	$1,355,000 - 1,357,000	$1,257,366

Add: Impact of foreign exchange		7,900	—

Preliminary Constant Currency Revenue (b)	8.4 – 8.6%	$1,362,900 - 1,364,900	$1,257,366

(a)	Amounts in this table are rounded while percentages are calculated from the underlying amounts.
(b)	A non-GAAP financial measure. For a definition of this non-GAAP financial measure, see the section of this release entitled “Non-GAAP Financial Measure.”

ABOUT MERIT

Founded in 1987, Merit Medical Systems, Inc. is engaged in the development, manufacture, and distribution of proprietary medical devices used in interventional, diagnostic, and therapeutic procedures, particularly in cardiology, radiology, oncology, critical care, and endoscopy. Merit serves customers worldwide with a domestic and international sales force and clinical support team totaling more than 800 individuals. Merit employs approximately 7,400 people worldwide.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

Statements contained in this release which are not purely historical, including, without limitation, statements regarding Merit’s preliminary unaudited revenue and preliminary constant currency revenue (non-GAAP) are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and are subject to risks and uncertainties such as those described in Merit’s Annual Report on Form 10-K for the year ended December 31, 2023 (the “2023 Annual Report”) and other filings with the SEC. Such risks and uncertainties include adjustments to Merit’s preliminary financial results resulting from Merit’s completion of its internal financial accounting procedures, as well as the audit of Merit’s financial statements by its independent registered public accounting firm, inherent risks and uncertainties associated with Merit’s integration of products acquired from EndoGastric Solutions, Inc. and Cook Medical LLC and its ability to achieve anticipated financial results, product development and other anticipated benefits of those acquisitions; disruptions in Merit’s supply chain, manufacturing or sterilization processes; reduced availability of, and price increases associated with, commodity components and other raw materials; adverse changes in freight, shipping and transportation expenses; negative changes in economic and industry conditions in the United States or other countries, including inflation; risks relating to Merit’s potential inability to successfully manage growth through acquisitions generally, including the inability to effectively integrate acquired operations or products or commercialize technology developed internally or acquired through completed, proposed or future transactions; risks associated with Merit’s ongoing or prospective manufacturing transfers and facility consolidations; fluctuations in interest or foreign currency exchange rates; risks and uncertainties associated with Merit’s information technology systems, including the potential for breaches of security and evolving regulations regarding privacy and data protection; governmental scrutiny and regulation of the medical device industry, including governmental inquiries, investigations and proceedings involving Merit; consequences associated with a Corporate Integrity Agreement executed between Merit and the U.S. Office of Inspector General; difficulties, delays and expenditures relating to development, testing and regulatory approval or clearance of Merit’s products, including the pursuit of approvals under the European Union Medical Device Regulation, and risks that such products may not be developed successfully or approved for commercial use; outcomes of ongoing and future clinical trials and market studies relating to Merit’s products; litigation and other judicial proceedings affecting Merit; the potential of fines, penalties or other adverse consequences if Merit’s employees or agents violate the U.S. Foreign Corrupt Practices Act or other laws or regulations; restrictions on Merit’s liquidity or business operations resulting from its debt agreements; infringement of Merit’s technology or the assertion that Merit’s technology infringes the rights of other parties; product recalls and product liability claims; changes in customer purchasing patterns or the mix of products Merit sells; laws and regulations targeting fraud and abuse in the healthcare industry; potential for significant adverse changes in governing regulations, including reforms to the procedures for approval or clearance of Merit’s products by the U.S. Food & Drug Administration or comparable regulatory authorities in other jurisdictions; changes in tax laws and regulations in the United States or other jurisdictions or exposure to additional tax liabilities which may adversely affect Merit’s effective tax rate; termination of relationships with Merit’s suppliers, or failure of such suppliers to perform; development of new products and technology that could render Merit’s existing or future products obsolete; market acceptance of new products; dependance on distributors to commercialize Merit’s products in various jurisdictions outside the United States; volatility in the market price of Merit’s common stock; modification or limitation of governmental or private insurance reimbursement policies; changes in healthcare policies or markets related to healthcare reform initiatives; failure to comply with applicable environmental laws; changes in key personnel; work stoppage or transportation risks; failure to introduce products in a timely fashion; price and product competition; fluctuations in and obsolescence of inventory; extreme weather events; geopolitical events; and other factors referenced in the 2023 Annual Report and other materials filed with the SEC.

All subsequent forward-looking statements attributable to Merit or persons acting on its behalf are expressly qualified in their entirety by these cautionary statements. Actual results will likely differ, and may differ materially, from anticipated results. Financial estimates are subject to change and are not intended to be relied upon as predictions of future operating results. Those estimates and all other forward-looking statements included in this release are made only as of the date of this release, and except as otherwise required by applicable law, Merit assumes no obligation to update or disclose revisions to estimates and all other forward-looking statements.

Merit does not, as a matter of course, publicly disclose preliminary unaudited revenue, whether on an annual or quarterly basis, due to the unpredictability of the underlying assumptions and estimates. Merit’s announcement of preliminary unaudited revenue information in this release should not be regarded as an indication that Merit considered, or now considers, preliminary unaudited revenue information to be material or to be a reliable prediction of actual future results, and the preliminary unaudited revenue information set forth in this release should not be relied upon as such. Readers should not expect Merit to make similar disclosures of preliminary unaudited revenue information in the future.

Merit’s audited consolidated financial statements at and for the year ended December 31, 2024 are not yet available. As a result, the financial information described in this release is preliminary and unaudited, and represents management’s estimate as of the date hereof, and is subject to completion of Merit’s financial closing procedures for the quarter and fiscal year ended December 31, 2024. These preliminary unaudited revenue results may materially differ from the actual results that will be reflected in Merit’s audited consolidated financial statements when completed and publicly disclosed. Merit’s independent registered public accounting firm has not conducted an audit or review of, and does not express an opinion or any other form of assurance with respect to, Merit’s preliminary unaudited revenue results. Accordingly, the preliminary unaudited revenue information described in this release should not be relied on as necessarily predictive of Merit’s actual results.

The preliminary unaudited financial information presented in this release does not present all necessary information for a complete understanding of Merit’s financial condition as of December 31, 2024, or Merit’s results of operations for the year ended December 31, 2024. This preliminary unaudited financial data should not be viewed as a substitute for full financial statements for the year ended December 31, 2024 prepared in accordance with GAAP.

TRADEMARKS

Unless noted otherwise, trademarks and registered trademarks used in this release are the property of Merit Medical Systems, Inc., its subsidiaries, or its licensors.